FactSet Reports Results for Fourth Quarter and Fiscal 2026
Strong commercial execution and AI momentum drive organic ASV growth of 7.0%

NORWALK, Conn., September 30, 2026 - FactSet (NYSE: FDS) (NASDAQ: FDS), a leading global intelligence and AI solutions provider to the financial markets, today announced results for its fourth quarter and fiscal 2026 ended August 31, 2026.

Q4 and Fiscal 2026 Highlights
•Robust growth: Q4 GAAP revenues grew 6.3% year over year to $634.7 million, with organic revenues up 7.1%. Organic ASV increased by $168.2 million year over year to $2,568.2 million, up 7.0%.
•Commercial excellence: Enterprise relationships deepened. Annual ASV retention remained above 95%. During Q4, average renewal contract length increased by ~30%.
•AI momentum: AI solutions ASV added in fiscal 2026 more than doubled year over year.
•Capital returns: FactSet returned more than $179 million to shareholders in Q4, including $138 million in share repurchases and more than $41 million in dividends. During fiscal 2026, FactSet returned $808 million to shareholders and achieved its twenty-seventh consecutive year of dividend increases.

"FactSet delivered strong results, highlighted by a record increase in organic ASV for both the fourth quarter and fiscal year with continued momentum across our AI and data solutions. During the year, we accelerated innovation, strengthened commercial execution, and improved productivity across the organization.

"As demand for trusted financial intelligence continues to grow, FactSet's high-quality data, embedded workflows, service excellence, and deep client relationships position us to drive sustainable growth and long-term shareholder value."

- Sanoke Viswanathan, CEO

Key Financial Measures*

(Condensed and Unaudited)	Three Months Ended			Twelve Months Ended			Latest
	August 31,			August 31,			FY2026
(Results in thousands, except per share data)	2026	2025	Change	2026	2025	Change	Guidance
Revenues	$634,698	$596,901	6.3%	$2,476,256	$2,321,748	6.7%	$2,450 - $2,470M
Organic revenues	$635,543	$593,503	7.1%	$2,464,614	$2,309,287	6.7%
Operating income	$156,624	$177,321	(11.7)%	$699,957	$748,303	(6.5)%
Adjusted operating income	$209,393	$201,701	3.8%	$855,308	$843,432	1.4%
Operating margin	24.7%	29.7%		28.3%	32.2%		29.5% - 31.0%
Adjusted operating margin	33.0%	33.8%		34.5%	36.3%		34.0% - 35.5%
Net income	$121,127	$153,616	(21.1)%	$533,481	$597,040	(10.6)%
Adjusted net income	$160,887	$154,590	4.1%	$659,498	$651,617	1.2%
Adjusted EBITDA	$209,212	$244,555	(14.5)%	$911,407	$934,973	(2.5)%
Diluted EPS	$3.41	$4.03	(15.4)%	$14.57	$15.55	(6.3)%	$14.85 - $15.35
Adjusted diluted EPS	$4.52	$4.05	11.6%	$18.01	$16.98	6.1%	$17.25 - $17.75
* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release.

Fourth Quarter Fiscal 2026 Highlights
•GAAP revenues increased 6.3% or $37.8 million to $634.7 million compared with $596.9 million in the prior year period.
•Organic revenues grew 7.1% year over year to $635.5 million.
•Annual Subscription Value ("ASV") was $2,565.2 million at August 31, 2026.
•Organic ASV was $2,568.2 million at August 31, 2026, up 7.0% or $168.2 million year over year.
•GAAP operating margin was 24.7% compared with 29.7% in the prior year period, primarily due to higher employee compensation costs, mainly driven by one-time restructuring charges and ASV-linked incentive plans, partially offset by an increase in revenues.
•Adjusted operating margin, which excludes acquisition-related intangible asset amortization and non-recurring items, was 33.0% compared with 33.8% in the prior year period, mainly due to higher compensation expense from ASV-linked incentive plans and technology-related expenses.
•GAAP diluted EPS was $3.41 compared with $4.03 for the same period in fiscal 2025, mainly driven by higher operating expenses, including non-recurring items, and a gain on the divestiture of a business in the prior year, partially offset by growth in revenues and a lower share count.
•Adjusted diluted EPS increased 11.6% to $4.52 compared with $4.05 in the prior year period, driven by growth in revenues and a lower share count.
•Net cash provided by operating activities was $204.7 million for the fourth quarter of fiscal 2026, a decrease of 3.5% compared with the prior year period.
•Free cash flow was $177.3 million for the fourth quarter of fiscal 2026, a decrease of 0.5% compared with the prior year period.
•GAAP effective tax rate decreased to 16.1% compared with 18.7% for the prior year period primarily due to the favorable resolution of uncertain tax positions in the U.S.

Full Year Fiscal 2026 Highlights
•GAAP revenues increased 6.7% or $154.5 million to $2.48 billion. This result continues FactSet's track record of 47 consecutive years of increased revenues for the Company.
•GAAP operating margin was 28.3% compared with 32.2% for the prior year, primarily due to higher employee compensation costs, mainly driven by one-time restructuring charges, ASV-linked incentive plans and one-time CEO compensation costs, partially offset by growth in revenues.
•Adjusted operating margin was 34.5% compared with 36.3% in the prior year, mainly due to higher compensation expense from ASV-linked incentive plans and technology expenses.
•GAAP diluted EPS was $14.57 compared with $15.55 in the prior year period, mainly driven by higher operating expenses, including non-recurring items, partially offset by growth in revenues and a lower share count.
•Adjusted diluted EPS increased 6.1% to $18.01, primarily driven by growth in revenues and a lower share count. Fiscal 2026 marks the 30th consecutive year that FactSet has increased its adjusted diluted EPS.
•Net cash provided by operating activities was $822.2 million for fiscal 2026, an increase of 13.2% compared with the prior year period.
•Free cash flow was $707.5 million for fiscal 2026, an increase of 14.6% compared with the prior year period.
•GAAP effective tax rate increased to 17.9% compared with 17.2% for the prior year period primarily due to a stock-based compensation tax shortfall and the limitation on the deductibility of executive compensation, partially offset by the favorable resolution of uncertain tax positions in the U.S.
Annual Subscription Value (ASV)
ASV at any given point in time represents the forward-looking revenues for the next 12 months from all subscription services currently supplied to clients. Organic ASV at any point in time equals our ASV excluding ASV from acquisitions and the comparable impact of dispositions and discontinued lines of business effected within the last 12 months and the impact of foreign currency movements.
ASV was $2,565.2 million at August 31, 2026, compared with $2,405.6 million at August 31, 2025. Organic ASV was $2,568.2 million at August 31, 2026, up $168.2 million from the prior year, for a growth rate of 7.0%.
Segment Revenues and ASV

(Results in millions)	Aug. 31, 2026 ASV	Aug. 31, 2025 ASV	Aug. 31, 2026 Organic ASV	Organic ASV Growth	Q4 FY26 Revenues	Q4 FY25 Revenues	Organic Revenues Growth
Americas	$1,678.2	$1,570.1	$1,678.2	7.1%	$414.3	$388.7	6.7%
EMEA	$620.9	$591.6	$623.6	5.2%	$154.8	$147.4	6.6%
APAC	$266.1	$243.9	$266.4	10.6%	$65.6	$60.8	11.0%
Share Repurchase Program
FactSet repurchased 552,064 shares of its common stock for $138.0 million at an average price of $249.90 during the fourth quarter of fiscal 2026 under the Company’s share repurchase program. As of August 31, 2026, $356.0 million remained available for share repurchases under this program.

Annual Business Outlook

Fiscal 2027 Expectations:

Metric	Guidance
Organic ASV Growth	5.0% – 6.5%
Revenues	$2,600 – $2,625 million
	GAAP	Adjusted
Operating Margin	31.0% – 32.0%	34.75% – 35.25%
Diluted EPS	$17.00 – $17.50	$19.25 – $19.65

Adjusted operating margin and adjusted diluted EPS guidance do not include certain effects of any non-recurring benefits or charges that may arise in fiscal 2027. Please see the back of this press release for a reconciliation of GAAP to adjusted metrics.
Conference Call
Fourth Quarter 2026 Conference Call Details

Date:            Wednesday, September 30, 2026
Time:            9:00 a.m. Eastern Time
Participant Registration:    FactSet Q4 2026 Earnings Call Registration

Please register for the conference call using the above link in advance of the call start time. Upon registration, you will receive dial-in information and a unique access PIN. The earnings presentation will be available on FactSet’s Investor Relations website at 8:30 a.m. Eastern Time on September 30, 2026, 30 minutes before the earnings call begins.

A replay will be available on the Investor Relations website after 1:00 p.m. Eastern Time on September 30, 2026, and will remain accessible through September 30, 2027. A transcript of the earnings call will be available via FactSet CallStreet.

Forward-looking Statements
This press release contains forward-looking statements based on management's current expectations, estimates, forecasts and projections about future events, trends, contingencies, and circumstances, industries in which FactSet operates and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about the Company's strategy, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures or investments, trends in FactSet’s business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "projects," "indicates," "predicts," "potential," or "continue," the negative of those terms, and similar expressions. Forward-looking statements are not guarantees of future performance, outcomes, events, or actions and involve a number of known and unknown risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, including Item 1A, Risk Factors, and quarterly reports on Form 10-Q, as well as others, could cause results, performance, achievements, or activities to differ materially from those expressed or implied by the forward-looking statements. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. FactSet assumes no duty to and does not undertake to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Future results could differ materially from historical performance.
About Non-GAAP Financial Measures
The Company reports its financial results in accordance with U.S. GAAP. The Company also refers to and presents certain additional non-GAAP financial measures. These measures include: organic revenues, adjusted operating margin, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA, adjusted diluted EPS, and free cash flow. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP at the back of this release.

FactSet uses these non-GAAP financial measures both in presenting its results to stockholders and the investment community and in its internal evaluation and management of the business. The Company believes that these non-GAAP financial measures provide useful supplemental information to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods, and such measures may also facilitate comparisons to historical performance. The Company believes that organic revenues, adjusted operating margin, adjusted operating income, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS help to fully reflect the underlying economic performance of FactSet. The Company believes that free cash flow is useful to investors because it is an indication of cash flow that may be available to pay debt obligations, make strategic acquisitions and investments, pay dividends, repurchase stock, and strengthen the balance sheet. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial information prepared and presented in accordance with GAAP. We are not able to provide reconciliations of certain forward-looking non-GAAP financial measures to comparable GAAP measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted without unreasonable effort.

About FactSet
FactSet (NYSE: FDS | NASDAQ: FDS) supercharges financial intelligence, offering enterprise data and information solutions that help our clients maximize their potential. Our digital platform seamlessly integrates proprietary data, third-party sources, and flexible technology to deliver tailored solutions across the buy side, sell side, wealth, and corporate sectors. With over 48 years of expertise, we leverage advanced data connectivity, AI, and next-generation tools to streamline workflows and enable smarter decision-making. As an S&P 500 company serving more than 9,200 global clients and over 260,000 individual users, we are dedicated to innovation and long-term client success. Learn more at www.factset.com and follow us on X and LinkedIn.

Investor Relations:
Kevin Toomey
+1.212.209.5259
Kevin.Toomey@factset.com

Media Relations:
Adam Dalezman
+1.203.810.1035
media_request@factset.com

Consolidated Statements of Income (Unaudited)
	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
(In thousands, except per share data)	2026	2025	2026	2025
Revenues	$634,698	$596,901	$2,476,256	$2,321,748
Operating expenses
Cost of services	326,298	288,670	1,223,146	1,097,782
Selling, general and administrative	151,776	130,910	553,153	475,663
Total operating expenses	478,074	419,580	1,776,299	1,573,445

Operating income	156,624	177,321	699,957	748,303

Other income (expense), net
Interest income	1,442	2,050	4,064	6,533
Interest expense	(14,398)	(12,886)	(54,684)	(56,324)
Other income (expense), net	703	22,466	379	22,446
Total other income (expense), net	(12,253)	11,630	(50,241)	(27,345)

Income before income taxes	144,371	188,951	649,716	720,958

Provision for income taxes	23,244	35,335	116,235	123,918
Net income	$121,127	$153,616	$533,481	$597,040

Basic earnings per common share	$3.42	$4.07	$14.63	$15.74
Diluted earnings per common share	$3.41	$4.03	$14.57	$15.55

Basic weighted average common shares	35,403	37,757	36,467	37,924
Diluted weighted average common shares	35,572	38,158	36,612	38,385

Consolidated Balance Sheets (Unaudited)

(In thousands)	August 31, 2026	August 31, 2025
ASSETS
Cash and cash equivalents	$233,339	$337,651
Investments	31,993	17,445
Accounts receivable, net of reserves of $13,584 at August 31, 2026 and $13,789 at August 31, 2025	301,439	270,684
Prepaid taxes	11,406	33,600
Prepaid expenses and other current assets	76,536	70,379
Total current assets	654,713	729,759

Property, equipment and leasehold improvements, net	79,246	85,203
Goodwill	1,283,025	1,284,708
Intangible assets, net	1,849,510	1,916,102
Deferred tax assets	74,550	61,226
Lease right-of-use assets, net	113,275	121,776
Other assets	88,524	105,498
TOTAL ASSETS	$4,142,843	$4,304,272

LIABILITIES
Accounts payable and accrued expenses	$136,104	$135,262
Current debt	499,436	—
Current lease liabilities	34,253	33,145
Accrued compensation	192,352	130,596
Deferred revenues	184,264	167,852
Current taxes payable	5,012	13,041
Dividends payable	40,901	41,410
Total current liabilities	1,092,322	521,306

Long-term debt	870,586	1,368,260
Deferred tax liabilities	11,279	14,902
Taxes payable	25,502	45,095
Long-term lease liabilities	138,139	157,104
Other liabilities	3,149	11,192
TOTAL LIABILITIES	$2,140,977	$2,117,859

STOCKHOLDERS’ EQUITY
TOTAL STOCKHOLDERS’ EQUITY	$2,001,866	$2,186,413

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,142,843	$4,304,272

Certain prior year figures have been conformed to the current year's presentation.

Consolidated Statements of Cash Flows (Unaudited)
	Twelve Months Ended
	August 31,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$533,481	$597,040
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	180,830	157,691
Amortization of lease right-of-use assets	32,268	30,982
Stock-based compensation expense	84,099	61,229
Deferred income taxes	(14,284)	(3,545)
Gain on divestiture of a business	—	(23,238)
Other, net	17,415	11,867
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(37,387)	(42,540)
Prepaid expenses and other assets	(2,209)	65
Accounts payable and accrued expenses	(4,405)	(59,400)
Accrued compensation	62,553	35,666
Deferred revenues	15,813	2,249
Taxes payable, net of prepaid taxes	(5,079)	(1,161)
Lease liabilities, net	(40,895)	(40,645)
Net cash provided by operating activities	822,200	726,260

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, equipment, leasehold improvements and capitalized internal-use software	(114,720)	(108,806)
Acquisition of businesses, net of cash and cash equivalents acquired	—	(348,255)
Purchases of investments	(53,834)	(18,867)
Proceeds from maturity or sale of investments	36,050	58,155
Proceeds from divestiture	—	25,000
Net cash provided by (used in) investing activities	(132,504)	(392,773)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	240,933	803,410
Repayments of debt	(242,500)	(805,000)
Dividend payments	(164,184)	(159,973)
Proceeds from employee stock plans	33,289	81,688
Repurchases of common stock	(643,961)	(300,457)
Deferred acquisition consideration	(15,327)	(10,199)
Other financing activities	(7,697)	(17,290)
Net cash provided by (used in) financing activities	(799,447)	(407,821)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,309)	3,050
Net increase (decrease) in cash, cash equivalents and restricted cash	(112,060)	(71,284)
Cash, cash equivalents and restricted cash at beginning of period	351,695	422,979
Cash, cash equivalents and restricted cash at end of period	$239,635	$351,695

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$233,339	$337,651
Restricted cash included in Prepaid expenses and other current assets	6,296	6,522
Restricted cash included in Other assets	—	7,522
Total cash, cash equivalents and restricted cash	$239,635	$351,695
Certain prior year figures have been conformed to the current year's presentation.

Reconciliation of U.S. GAAP Results to Adjusted Financial Measures

Organic Revenues
Organic revenues exclude the current year impact of revenues from acquisitions and the comparable impact of dispositions and discontinued lines of business, effected within the past 12 months and the current year impact of foreign currency movements. The table below provides a reconciliation of revenues to organic revenues:

(Unaudited)	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
(In thousands)	2026	2025	Change	2026	2025	Change
Revenues	$634,698	$596,901	6.3%	$2,476,256	$2,321,748	6.7%
Acquisition revenues	—	—		(10,066)	—
Disposition revenues	—	(3,398)		—	(12,461)
Currency impact	845	—		(1,576)	—
Organic revenues	$635,543	$593,503	7.1%	$2,464,614	$2,309,287	6.7%

Non-GAAP Financial Measures
The table below provides a reconciliation of operating income, operating margin, net income and diluted EPS to adjusted operating income, adjusted operating margin, adjusted net income, EBITDA, adjusted EBITDA, and adjusted diluted EPS.
Adjusted operating income and margin, adjusted net income, and adjusted diluted earnings per share exclude acquisition-related intangible asset amortization and non-recurring items. EBITDA represents earnings before interest expense, provision for income taxes and depreciation and amortization expense, while adjusted EBITDA further excludes non-recurring non-cash expenses.

	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
(in thousands, except per share data)	2026	2025	% Change	2026	2025	% Change
Operating income	$156,624	$177,321	(11.7)%	$699,957	$748,303	(6.5)%
Intangible asset amortization	18,875	19,136		76,205	73,036
Restructuring/severance	26,899	576		46,200	259
CEO onboarding costs(1)	4,565	1,675		19,521	1,675
Business disposition, acquisitions and related costs	1,780	2,993		8,255	17,761
India labor codes reform	—	—		2,883	—
Asset impairment	—	—		887	—
Client bankruptcy charges	—	—		750	—
Litigation reserve	650	—		650	—
Sales tax dispute(2)	—	—		—	2,398
Adjusted operating income	$209,393	$201,701	3.8%	$855,308	$843,432	1.4%
Operating margin	24.7%	29.7%		28.3%	32.2%
Adjusted operating margin(3)	33.0%	33.8%		34.5%	36.3%
Net income	$121,127	$153,616	(21.1)%	$533,481	$597,040	(10.6)%
Intangible asset amortization	14,142	16,301		58,762	54,074
Restructuring/severance	20,154	491		35,625	192
CEO onboarding costs(1)	3,420	1,427		15,053	1,240
Impairment within Other assets(4)	—	—		12,338	—
Business disposition, acquisitions and related costs	1,334	2,550		6,365	13,150
India labor codes reform	—	—		2,223	—
Asset impairment	—	—		684	—

Client bankruptcy charges	—	—		578	—
Litigation reserve	487	—		501	—
Sales tax dispute(2)	—	—		—	1,775
Gain on business divestiture	—	(19,795)		—	(17,205)
Gain on sale of investments	—	—		(5,015)	—
Non-operating income from business disposition	(136)	—		(604)	—
Income tax items	359	—		(493)	1,351
Adjusted net income(5)	$160,887	$154,590	4.1%	$659,498	$651,617	1.2%
Net income	$121,127	$153,616	(21.1)%	$533,481	$597,040	(10.6)%
Interest expense	14,398	12,886		54,684	56,324
Income taxes	23,244	35,335		116,235	123,918
Depreciation and amortization expense	47,123	42,718		180,830	157,691
EBITDA	$205,892	$244,555	(15.8)%	$885,230	$934,973	(5.3)%
Non-recurring non-cash expenses(6)	3,320	—		26,177	—
Adjusted EBITDA	$209,212	$244,555	(14.5)%	$911,407	$934,973	(2.5)%
Diluted EPS	$3.41	$4.03	(15.4)%	$14.57	$15.55	(6.3)%
Intangible asset amortization	0.40	0.43		1.60	1.41
Restructuring/severance	0.57	0.01		0.97	0.01
CEO onboarding costs(1)	0.09	0.03		0.41	0.03
Impairment within Other assets(4)	—	—		0.34	—
Business disposition, acquisitions and related costs	0.04	0.07		0.18	0.34
India labor codes reform	—	—		0.06	—
Asset impairment	—	—		0.02	—
Client bankruptcy charges	—	—		0.02	—
Litigation reserve	0.01	—		0.01	—
Sales tax dispute(2)	—	—		—	0.05
Gain on business divestiture	—	(0.52)		—	(0.45)
Gain on sale of investments	—	—		(0.14)	—
Non-operating income from business disposition	(0.01)	—		(0.02)	—
Income tax items	0.01	—		(0.01)	0.04
Adjusted diluted EPS(5)	$4.52	$4.05	11.6%	$18.01	$16.98	6.1%
Weighted average common shares (diluted)	35,572	38,158		36,612	38,385
(1)For fiscal 2026, these costs are related to the recognition, over their respective service periods, of one-time make-whole cash and equity awards issued to our CEO.
(2)Related to a resolved matter with the Massachusetts Department of Revenue.
(3)Adjusted operating margin is calculated as Adjusted operating income divided by Revenues.
(4)Related to the impairment of an equity investment.
(5)For purposes of calculating Adjusted net income and Adjusted diluted EPS, all adjustments for the three months ended August 31, 2026 and August 31, 2025, were taxed at an adjusted tax rate of 25.1% and 14.8%, respectively. The twelve months ended August 31, 2026 and August 31, 2025, were taxed at an adjusted tax rate of 22.9% and 26.0%, respectively.
(6)Primarily related to the impairment of an equity investment and the recognition, over their respective service periods, of one-time equity awards issued to our CEO.

Business Outlook Reconciliation

(Unaudited)
Figures may not foot due to rounding	Annual Fiscal 2027 Guidance
(In millions, except per share data)
Revenues	$2,600 - $2,625
Operating income	$806 - $840
Operating margin	31.0% - 32.0%
Amortization of intangible assets and other discrete items	$85 - $97
Adjusted operating income	$903 - $925
Adjusted operating margin(a)	34.75% - 35.25%
Diluted earnings per share per common share	$17.00 - $17.50
Amortization of intangible assets and other discrete items	$2.15 - $2.25
Adjusted diluted earnings per common share	$19.25 - $19.65
(a)Adjusted operating margin is calculated as Adjusted operating income divided by Revenues.
Free Cash Flow
Cash flows provided by operating activities have been reduced by purchases of property, equipment, leasehold improvements and capitalized internal-use software to report non-GAAP free cash flow.

(Unaudited)	Three Months Ended			Twelve Months Ended
	August 31,			August 31,
(In thousands)	2026	2025	Change	2026	2025	Change
Net Cash Provided for Operating Activities	$204,708	$212,100	(3.5)%	$822,200	$726,260	13.2%
Less: purchases of property, equipment, leasehold improvements and capitalized internal-use software	(27,401)	(33,966)	(19.3)%	(114,720)	(108,806)	5.4%
Free Cash Flow	$177,307	$178,134	(0.5)%	$707,480	$617,454	14.6%

Organic ASV
The following table presents the calculation of organic ASV.

(In millions)	As of August 31, 2026
As reported ASV	$2,565.2
Impact from foreign currency movements	3.0
Organic ASV	$2,568.2
Organic ASV annual growth rate(a)	7.0%
(a)For comparability purposes, in calculating the organic ASV annual growth rate, the prior year excludes ASV from dispositions and discontinued lines of business effected within the last 12 months.